UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2023

LegalZoom.com, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35618	95-4752856
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 North Brand Boulevard, 11th Floor Glendale, California	91203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (323) 962-8600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LZ	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 5, 2023, LegalZoom.com, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with LucasZoom, LLC (the “Selling Stockholder”). On September 11, 2023, pursuant to the Purchase Agreement and substantially concurrently with the closing of the Secondary Offering (as defined below), the Company repurchased 4,718,755 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for an aggregate purchase price of approximately $45.1 million directly from the Selling Stockholder in a private, non-underwritten transaction (the “Stock Repurchase”), at a price per share of $9.55, which is equal to the price paid by the Underwriters (as defined below) to the Selling Stockholder in the Secondary Offering. The Stock Repurchase was funded from cash on hand and was part of the Company’s existing share repurchase program.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01 Other Events.

On September 6, 2023, the Company entered into an underwriting agreement (the “Underwriting Agreement”) among the Company, J.P. Morgan Securities LLC, as representative of the several underwriters named therein (the “Underwriters”), and the Selling Stockholder in connection with the underwritten public offering by the Selling Stockholder of 14,000,000 shares of Common Stock at a public offering price of $10.00 per share (the “Secondary Offering”). In connection with the Secondary Offering, the Selling Stockholder granted the Underwriters a 30-day option to purchase up to an additional 2,100,000 shares of Common Stock. The Company did not offer any shares of Common Stock in the Secondary Offering and did not receive any proceeds from the sale of shares of Common Stock in the Secondary Offering. On September 8, 2023, the Underwriters notified the Company and the Selling Stockholder of their intent to exercise their option to purchase the additional 2,100,000 shares in full. The Secondary Offering closed on September 11, 2023.

The Secondary Offering was made pursuant to a prospectus supplement, dated September 6, 2023, to the prospectus, dated September 6, 2023, which was included in the Company’s shelf registration statement on Form S-3 (File No. 333-274367) filed with the Securities and Exchange Commission (the “Commission”) on September 6, 2023, and which became effective upon filing with the Commission.

The Underwriting Agreement contains the terms and conditions for the sale by the Selling Stockholder of the shares of Common Stock to the Underwriters, customary representations, warranties and agreements by the Company and Selling Stockholder, customary conditions to closing, indemnification obligations of each party to the Underwriting Agreement, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of September 6, 2023, among the Company, J.P. Morgan Securities LLC and the Selling Stockholder.

10.1	Stock Purchase Agreement, dated September 5, 2023, between the Company and the Selling Stockholder.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LegalZoom.com, Inc.

Date: September 11, 2023	By:	/s/ Noel Watson
Noel Watson
Chief Financial Officer
(Principal Financial and Accounting Officer)